POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of Bancorp Connecticut, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby constitute and appoint Robert D. Morton and Wayne F. Patenaude, their true and lawful attorneys and agents to do any and all acts and things and execute any and all instruments and documents which said attorneys and agents, or any of them, may deem necessary or advisable or may be required to enable the Corporation to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the preparation and filing as required by said Act of the Corporation's 1998 Annual Report to Shareholders, Annual Report on Form 10-K for the year ended December 31, 1998 (the "10-K"), and Proxy Statement and Proxy Card to be issued in connection with the Corporation's 1999 Annual Meeting; including specifically, but without limiting the generality of the foregoing, power and authority to sign the names of the undersigned directors and officers thereof in the capacities indicated below to the 10-K and all amendments and supplements thereto, or any other appropriate form about to be or heretofore or hereafter filed with the Securities and Exchange Commission in respect of said Annual Report to Shareholders, 10-K, Proxy Statement, Proxy Card or Annual Meeting and all instruments or documents filed as a part thereof or in connection therewith; and each of the undersigned hereby ratifies and confirms all that said attorneys, agents, or any of them, shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, each of the undersigned has subscribed these presents as of March 17, 1999.

SIGNATURE                    TITLE                             DATE


/S/ ROBERT D. MORTON         President and Director            March 17, 1999
Robert D. Morton             (Principal Executive Officer)


/S/ WAYNE F. PATENAUDE       Treasurer and Secretary           March 17, 1999
-------------------------    (Chief Financial and
Wayne F. Patenaude            Accounting Officer)


/S/ NORBERT H. BEAUCHEMIN    Director                          March 17, 1999
--------------------------
Norbert H. Beauchemin


/S/ WALTER J. HUSHAK         Director                          March 17, 1999
-------------------------
Walter J. Hushak

/S/ MICHAEL J. KARABIN       Director                          March 17, 1999
---------------------------
Michael J. Karabin


/S/ DAVID P. KELLEY          Director                          March 17, 1999
--------------------------
David P. Kelley


/S/ FREDERICK E. KUHR        Director                          March 17, 1999
--------------------------
Frederick E. Kuhr


/S/ JOSEPH J. LAPORTE        Director                          March 17, 1999
--------------------------
Joseph J. LaPorte


                             Director
--------------------------
Ralph G. Mann


/S/ ANDREW J. MEADE          Director                          March 17, 1999
--------------------------
Andrew J. Meade


/S/ FRANK R. MILLER          Director                          March 17, 1999
--------------------------
Frank R. Miller

/S/ ANTHONY S. PIZZITOLA     Director                          March 17, 1999
------------------------
Anthony S. Pizzitola


/S/ DENNIS J. STANEK         Director                          March 17, 1999
--------------------------
Dennis J. Stanek